                                                                     EXHIBIT 4.4



                               CENTEX CORPORATION

                                     Issuer

                                       and

                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

               (Formerly Texas Commerce Bank National Association)

                                     Trustee

                           INDENTURE SUPPLEMENT NO. 5

                           Dated as of August 1, 1999

                                       to

                                    INDENTURE

                           Dated as of March 12, 1987

                    Subordinated Medium-Term Notes, Series B

         INDENTURE SUPPLEMENT NO. 5 ("Indenture Supplement"), dated as of August 1, 1999, between CENTEX CORPORATION, a Nevada corporation (together with its successors and assigns as provided in the Indenture referred to below, the "Company"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association (formerly, Texas Commerce Bank National Association) (together with its successors in trust thereunder as provided in the Indenture referred to below, the "Trustee"), as trustee under an Indenture dated as of March 12, 1987 (the "Indenture").

                              PRELIMINARY STATEMENT

         Section 2.02 of the Indenture provides, among other things, that the Company may, when authorized by its Board of Directors, and the Trustee may at any time and from time to time, enter into a series supplement to the Indenture for the purpose of authorizing one or more Series of Subordinated Debt Securities and to specify certain terms of each such Series of Subordinated Debt Securities. The Board of Directors of the Company has duly authorized the creation of a Series of Subordinated Debt Securities to be known as the Company's Subordinated Medium-Term Notes, Series B (the "Subordinated Notes"), and the Company and the Trustee are executing and delivering this Indenture Supplement in order to provide for the issuance of the Subordinated Notes.

                                   ARTICLE ONE

                                   Definitions

         Except to the extent such terms are otherwise defined in this Indenture Supplement or the context clearly requires otherwise, all terms used in this Indenture Supplement which are defined in the Indenture or the form of Fixed Rate Note or Floating Rate Note attached hereto as Exhibits A and B, respectively, either directly or by reference therein, shall have the meanings assigned to them therein.

         As used in this Indenture Supplement, the following terms shall have the following meanings:

AMORTIZED FACE AMOUNT:

         The term "Amortized Face Amount" of an Original Issue Discount Note, as of the date that (i) the principal amount of such Subordinated Note is to be repaid prior to its Stated Maturity, whether upon declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise, or (ii) any consent, notice, request, direction, waiver or suit by the Noteholders shall be deemed to be given, made or commenced under this Indenture, shall mean the principal amount of such Subordinated Note multiplied by its Issue Price plus the portion of the difference between the dollar amount thus obtained and the principal amount of such Subordinated Note that has accreted at the Yield to maturity of such Subordinated Note (computed in accordance with generally accepted United States bond yield computation principles) to such date, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount stated in the applicable Company Order.

AMORTIZING NOTE:

         The term "Amortizing Note" shall mean a Subordinated Note for which payments of principal of and interest on such Subordinated Note are made in installments over the life of such Subordinated Note, and unless otherwise specified in the applicable Company Order, payments with respect to an Amortizing Note shall be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof.

AUTHORIZED AGENT:

         The term "Authorized Agent" shall mean an agent of the Company designated by an Officers' Certificate to give to the Trustee the information specified in clause (a) of "Company Order" for the issuance of a Subordinated Note.

BASIS POINT:

         The term "Basis Point" shall mean one-one hundredth of a percentage point.

CD RATE:

         The term "CD Rate" shall mean, with respect to any CD Rate Interest Determination Date, the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) (as hereinafter defined) under the heading "CD (secondary market)" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published in H.15 Daily Update (as hereinafter defined), or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CD (secondary market)." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

CD RATE INTEREST DETERMINATION DATE:

         The term "CD Rate Interest Determination Date" shall mean the Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CD Rate.

CMT RATE:

         The term "CMT Rate" shall mean, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate, the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7051, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the Company Order, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not so displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination

Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not so provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

CMT RATE INTEREST DETERMINATION DATE:

         The term "CMT Rate Interest Determination Date" shall mean any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate.

CALCULATION AGENT:

         The term "Calculation Agent" for a particular Floating Rate Note shall mean the Trustee, unless otherwise specified in the applicable Company Order.

CALCULATION DATE:

         The term "Calculation Date" shall, unless otherwise specified in the applicable Company Order, mean with regard to any particular Interest Determination Date, the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next day that is a Business Day, or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

COMMERCIAL PAPER RATE:

         The term "Commercial Paper Rate" for a particular Floating Rate Note, unless otherwise indicated in the applicable Company Order, shall mean, with respect to any Interest Determination Date, the Money Market Yield on such date of the rate for commercial paper having the Index Maturity specified in such Company Order, as such rate shall be published in H.15(519) under the caption "Commercial Paper -- Nonfinancial" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Commercial Paper Rate Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Company Order as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper-Nonfinancial." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for industrial issuers whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

COMMERCIAL PAPER RATE INTEREST DETERMINATION DATE:

         The term "Commercial Paper Rate Interest Determination Date" shall mean any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate.

COMMERCIAL PAPER RATE NOTES:

         The term "Commercial Paper Rate Notes" shall mean Floating Rate Notes which are specified in the applicable Company Order as bearing interest at an interest rate calculated with reference to the Commercial Paper Rate.

COMPANY ORDER:

         The term "Company Order" shall mean:

         (a) a written order signed in the name of the Company by the Chairman of the Board, the President or any Vice President and by the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee, to authenticate a Subordinated Note and to make it available for delivery, and specifying for such Subordinated Note the following information:

                  (1) the name of the Person in which a Subordinated Note to be issued and authenticated shall be registered;

                  (2) the address of such Person;

                  (3) the taxpayer identification number of such Person;

                  (4) the principal amount of such Subordinated Note and, if multiple Subordinated Notes are to be issued to such Person, the denominations of such Subordinated Notes;

                  (5) the Issue Price of such Subordinated Note;

                  (6) the Original Issue Date of such Subordinated Note;

                  (7) the date upon which such Subordinated Note is scheduled to mature and the Final Maturity Date;

                  (8) if the Subordinated Note is to be redeemable at the option of the Company, the Initial Redemption Date and the date or dates on which, and the price or prices at which, such Subordinated Note is redeemable at the option of the Company;

                  (9) if the Subordinated Note is to be repayable prior to the Stated Maturity at the option of the Holder, the date or dates on which, and the price or prices at which, such Subordinated Note is repayable at the option of the Holder;

                  (10) if the Subordinated Note is a Fixed Rate Note, the rate of interest on such Subordinated Note and the Interest Payment Dates, if other than March 1 and September 1, and the Record Dates, if other than February 15 and August 15;

                  (11) if the Subordinated Note is an Original Issue Discount Note, its Yield to Maturity;

                  (12) if such Subordinated Note is an Amortizing Note, a table setting forth the schedule of dates and amounts of payments of principal of and interest on such Subordinated Note or the formula for the amortization of principal and/or interest;

                  (13) if the Subordinated Note is a Reset Note, the Optional Interest Reset Date and the formula, if any, for resetting the interest rate of a Fixed Rate Note or the Spread and/or Spread Multiplier of a Floating Rate Note;

                  (14) if the Subordinated Note is a Floating Rate Note, its:

           (A)      Initial Interest Rate                       (I)      Interest Reset Dates

           (B)      Interest Rate Basis or Bases                (J)      Spread
                    (including any Designated LIBOR
                    Currency and Designated LIBOR Page
                    or any Designated CMT Maturity
                    Index and Designated CMT Telerate
                    Page)

           (C)      Index Maturity                              (K)      Spread Multiplier

           (D)      Interest Determination Dates                (L)      Maximum Interest Rate

           (E)      Interest Reset Period                       (M)      Minimum Interest Rate

           (F)      Initial Interest Reset Date                 (N)      Interest Payment Dates

           (G)      Fixed Rate Commencement Date, if            (O)      Record Dates
                    applicable

           (H)      Fixed Interest Rate, if applicable


                  (15) If such Subordinated Note is a Floating Rate Note, whether it is a Regular Floating Rate Note or a Floating Rate/Fixed Rate Note;

                  (16) whether or not such Subordinated Note is to be issued in the form of a Global Note to the Depositary;

                  (17) the name and address of the Calculation Agent, if other than the Trustee;

                  (18) if other than United States dollars or denominations of $1,000 and integral multiples thereof, the authorized currency or denominations in which Subordinated Notes shall be issued; and

                  (19) all other information necessary for the issuance of such Subordinated Note not inconsistent with the provisions of this Indenture; or

         (b) confirmation given to the Trustee by an officer of the Company designated by an Officers' Certificate, by telephone, confirmed by telex or facsimile or similar writing, of the information given to the Trustee by an Authorized Agent for the issuance of a Subordinated Note, and the written order of the Company to authenticate such Subordinated Note and to make it available for delivery.

COMPOSITE QUOTATIONS:

         The term "Composite Quotations" shall mean the daily statistical release "Composite 3:30 P.M. Quotations for U. S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York.

CUSIP:

         The term "CUSIP" shall mean the registered trademark "Committee on Uniform Securities Identification Procedures" or "CUSIP" and a unique system of identification of each public issue of a security owned by the American Bankers Association and administered by Standard and Poor's Corporation, as agent of the American Bankers Association.

DEPOSITARY:

         The term "Depositary" shall mean, unless otherwise specified by the Company, The Depository Trust Company, New York, New York, or any successor thereto registered as a Clearing Agency under the Securities and Exchange Act of 1934, as amended, or any successor statute or regulation.

DESIGNATED CMT TELERATE PAGE:

         The term "Designated CMT Telerate Page" shall mean the display on Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) or, if no such page is specified in the applicable Pricing Supplement, page 7052.

DESIGNATED CMT MATURITY INDEX:

         The term "Designated CMT Maturity Index" shall mean the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated or, if no such maturity is specified in the applicable Pricing Supplement, 2 years.

DESIGNATED LIBOR CURRENCY:

         The term "Designated LIBOR Currency" shall mean the currency or composite currency specified in the applicable Company Order as to which LIBOR shall be calculated or, if no such currency or composite currency is specified in the applicable Company Order, United States dollars.

DESIGNATED LIBOR PAGE:

         The term "Designated LIBOR Page" shall mean either (a) the display on the Reuters Monitor Money Rates Service (or any successor service) on the page specified in such Company Order (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency (if "LIBOR Reuters" is specified in the applicable Company Order), or (b) the display on Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable Company Order (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency (if "LIBOR Telerate" is specified in the applicable Company Order or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Company Order as the method for calculating LIBOR).

ELEVENTH DISTRICT COST OF FUNDS RATE:

         The term "Eleventh District Cost of Funds Rate" shall mean, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. (or any successor service) on page 7058 ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

FEDERAL FUNDS RATE:

         The terms "Federal Funds Rate" shall mean, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", as such rate is displayed on Bridge Telerate, Inc. (or any successor service) on page 120 ("Telerate Page 120"), or, if such rate does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)." If such rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

FINAL MATURITY DATE:

         The term "Final Maturity Date" shall mean the date beyond which the Stated Maturity of a particular Subordinated Note may not be extended at the option of the Company.

FIXED RATE AMORTIZING NOTE:

         The term "Fixed Rate Amortizing Note" shall mean a Fixed Rate Note which is an Amortizing Note.

FIXED RATE NOTE:

         The term "Fixed Rate Note" shall mean a Subordinated Note which bears interest at a fixed rate (which may be zero in the case of a Zero Coupon Note) specified in the applicable Company Order.

FLOATING RATE NOTE:

         The term "Floating Rate Note" shall mean a Subordinated Note which bears interest at a variable rate determined by reference to an interest rate formula, and includes a CD Rate Note, a CMT Rate Note, a Commercial Paper Rate Note, an Eleventh District Cost of Funds Rate Note, a Federal Funds Rate Note, a LIBOR Note, a Prime Rate Note or a Treasury Rate Note.

GLOBAL NOTE:

         The term "Global Note" shall mean a single Subordinated Note that is issued to evidence Subordinated Notes having identical terms and provisions, which is delivered to the Depositary or pursuant to instructions of the Depositary and which shall be registered in the name of the Depositary or its nominee.

H.15(519):

         The term "H.15(519)" shall mean the weekly publication "Statistical Release H.15(519), Selected Interest Rates" or any successor publication published by the Board of Governors of the Federal Reserve System.

H.15 DAILY UPDATE:

         The term "H.15 Daily Update" shall mean the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

INDEX MATURITY:

         The term "Index Maturity" of a particular Floating Rate Note shall mean the period to Stated Maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases of such Floating Rate Note is calculated, as specified in the applicable Company Order.

INITIAL INTEREST RATE:

         The term "Initial Interest Rate" for a particular Floating Rate Note shall mean the interest rate specified in the applicable Company Order as in effect from the Original Issue Date of such Floating Rate Note to its first Interest Reset Date.

INITIAL REDEMPTION DATE:

         The term "Initial Redemption Date" shall mean the earliest date, if any, on which a particular Subordinated Note shall be redeemable at the option of the Company prior to the Stated Maturity of such Subordinated Note, as specified in the applicable Company Order.

INTEREST ACCRUAL PERIOD:

         The term "Interest Accrual Period" for a particular Floating Rate Note shall mean the period from the date of issue of such Floating Rate Note, or from an Interest Reset Date, if any, to its next subsequent Interest Reset Date.

INTEREST DETERMINATION DATE:

         The term "Interest Determination Date" shall mean, with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate, the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate shall be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index; and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" shall be the applicable Interest Reset Date. With respect to the Treasury Rate, the "Interest Determination Date" shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless such Monday is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday although such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" shall be such preceding Friday; provided, further, that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date shall be postponed to the next succeeding Business Day. The "Interest Determination Date" pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the applicable Interest Reset Date.

INTEREST PAYMENT DATE:

         (a) The term "Interest Payment Date" shall mean with respect to a Floating Rate Note, including a Floating Rate Amortizing Note, which has an Interest Reset Date reset (1) daily, weekly or monthly: the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable Company Order, (2) quarterly: the third Wednesday of March, June, September and December of each year, as specified in the applicable Company Order, (3) semiannually: the third Wednesday of the two months of each year, as specified in the applicable Company Order; (4) annually: the third Wednesday of the month of each year, as specified in the applicable Company Order, and, in each case, the Maturity Date of such Floating Rate Note and, with respect to defaulted interest on such Floating Rate Note, the date established by the Company for the payment of such defaulted interest. If any Interest Payment Date (other than at Maturity) for any Floating Rate Note would fall on a day that is not a Business Day with respect to such Floating Rate Note, such Interest Payment Date will be the immediately following day that is a Business Day with respect to such Floating Rate Note, except that, in the case of a LIBOR Note, if such Business Day with respect to such Floating Rate Note is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding London Business Day.

         (b) The term "Interest Payment Date" shall mean with respect to a Fixed Rate Note, including a Fixed Rate Amortizing Note, each March 1 and September 1, or such other dates which are specified in the applicable Company Order during the period such Fixed Rate Note is outstanding, the Maturity Date of such Fixed Rate Note, and with respect to defaulted interest on such Fixed Rate Note, the date established by the Company for the payment of such defaulted interest.

         (c) Notwithstanding the foregoing, the first Interest Payment Date for any Subordinated Note originally issued between a Record Date and the next Interest Payment Date shall be the Interest Payment Date following the next succeeding Record Date.

INTEREST RATE:

         (a) The term "Interest Rate" for a particular Floating Rate Note shall mean (1) from the date of issue of such Floating Rate Note to the first Interest Reset Date for such Floating Rate Note, the Initial Interest Rate, and (2) each Interest Accrual Period commencing on or after such First Interest Reset Date, the Base Rate with reference to the Index Maturity for such Floating Rate Note as specified in the applicable Company Order plus or minus the Spread, if any, multiplied by the Spread Multiplier, if any; PROVIDED that in the event no Spread or Spread Multiplier is provided in such Company Order, the Spread and Spread Multiplier shall be zero and one, respectively; PROVIDED, FURTHER, in no event shall the Interest Rate be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any; PROVIDED, FURTHER, the Interest Rate in effect for the ten days immediately prior to Maturity will be the Interest Rate in effect on the tenth day preceding such Maturity; and PROVIDED, FURTHER, the Interest Rate will in no event be higher than the maximum rate permitted by Texas or other applicable law, as the same may be modified by United States federal laws of general application.

         (b) The term "Interest Rate" for a particular Fixed Rate Note shall mean the interest rate specified in the applicable Company Order.

INTEREST RATE BASIS:

         The term "Interest Rate Basis" shall mean with respect to (a) CD Rate Notes, the CD Rate, (b) CMT Rate Notes, the CMT Rate, (c) Commercial Paper Rate Notes, the Commercial Paper Rate, (d) Eleventh District Cost of Funds Note, the Eleventh District Cost of Funds Rate, (e) Federal Funds Rate Notes, the Federal Funds Rate, (f) LIBOR Notes, LIBOR, (g) Prime Rate Notes, the Prime Rate, (h) Treasury Rate Notes, the Treasury Rate, and (i) any other Floating Rate Note, the interest rate formula which determines the variable rate at which such Subordinated Note bears interest.

INTEREST RESET DATE:

         The term "Interest Reset Date" shall mean, in the case of a Floating Rate Note specified in the applicable Company Order as being reset (a) daily: each Business Day; (b) weekly: the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which reset the Tuesday of each week, except as specified below); (c) monthly: the third Wednesday of each month (with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis which will reset on the first calendar day of the month); (d) quarterly: the third Wednesday of March, June, September and December; (e) semiannually: the third Wednesday of the two months specified in the applicable Company Order; and (f) annually: the third Wednesday of the month specified in the applicable Company Order. If any Interest Reset Date for a Floating Rate Note would otherwise be a day which is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding London Business Day. If, in the case of a Treasury Rate Note, an Interest Reset Date shall fall on a day on which the Treasury auctions Treasury Bills, then such Interest Reset Date shall instead be the first Business Day immediately following such auction.

INTEREST RESET PERIOD:

         The term "Interest Reset Period" shall mean for:

                  (a) each Floating Rate Note on which interest is reset monthly, quarterly, semiannually or annually, and each Fixed Rate Note, the period:

                           (1) beginning on and including the Original Issue
                  Date of such Subordinated Note or the most recent Interest Payment Date on which interest was paid on such Subordinated Note, and

                           (2) ending on but not including the next Interest
                  Payment Date or, for the last Interest Reset Period, the Maturity Date, of such Subordinated Note;

                  (b) each Floating Rate Note on which interest is reset daily or weekly, the period:

                           (1) beginning on and including the Original Issue
                  Date of such Floating Rate Note, or beginning on but excluding the most recent Record Date through which interest was paid on such Subordinated Note, and

                           (2) ending on and including the next Record Date or,
                  for the last Interest Reset Period, ending on but excluding the Maturity Date, of such Subordinated Note;

PROVIDED, HOWEVER, that the first Interest Reset Period for any Subordinated Note which has its Original Issue date after a Record Date and prior to its next Interest Payment Date, shall begin on and include such Original Issue Date and
(i) end on and include the next Record Date for Floating Rate Notes on which interest is reset daily or weekly, and (ii) end on but not include the second Interest Payment Date after the Original Issue Date for all other Subordinated Notes.

ISSUE PRICE:

         The term "Issue Price" shall mean the price expressed as a percentage of the aggregate principal amount of a Subordinated Note at which such Subordinated Note is issued.

LIBOR:

         The term "LIBOR" for a particular Floating Rate Note, unless otherwise indicated in the applicable Company Order, shall mean, with respect to any LIBOR Interest Determination Date, the rate determined:

                  (i) With respect to any LIBOR Interest Determination Date, LIBOR shall be either: (a) if "LIBOR Telerate" is specified in the applicable Company Order or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Company Order as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in such Company Order, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date; or (b) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

                  (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agents) in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable Company Order and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

LIBOR INTEREST DETERMINATION DATE:

         The term "LIBOR Interest Determination Date" shall mean the Interest Determination Date pertaining to a LIBOR Note.

LIBOR NOTES:

         The term "LIBOR Notes" shall mean Floating Rate Notes which are specified in the applicable Company Order as bearing interest at an interest rate calculated with reference to LIBOR.

LONDON BUSINESS DAY:

         The term "London Business Day" shall mean any day on which dealings in the Designated LIBOR Currency are transacted in the London interbank market.


MATURITY DATE:

         The term "Maturity Date," when used with respect to any Subordinated Note, shall mean the date on which the principal of such Subordinated Note or an installment of principal becomes due and payable in accordance with its terms and the terms of this Indenture as therein or herein provided, whether at Stated Maturity, upon declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise.

MAXIMUM INTEREST RATE:

         The term "Maximum Interest Rate" shall mean the maximum rate of interest, if any, which may be applicable to any Floating Rate Note during any Interest Accrual Period as specified in the applicable Company Order.

MINIMUM INTEREST RATE:

         The term "Minimum Interest Rate" shall mean the minimum rate of interest, if any, which may be applicable to any Floating Rate Note during any Interest Accrual Period as specified in the applicable Company Order.

MONEY MARKET YIELD:

         The term "Money Market Yield" shall be the yield (expressed as a percentage) calculated in accordance with the following formula:

             Money Market Yield = [(D x 360)/(360 - (D x M))] x 100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

NOTEHOLDER; HOLDER:

         The terms "Noteholder" or "Holder" shall mean any Person in whose name at the time a particular Subordinated Note is registered in the register of the Company kept for that purpose in accordance with the terms hereof.

OFFICERS' CERTIFICATE:

         The term "Officers' Certificate" when used with respect to the Company, shall mean a certificate signed by the Chairman of the Board, the President or any Vice President and by the Secretary or an Assistant Secretary of the Company.

OPTIONAL INTEREST RESET DATE:

         The term "Optional Interest Reset Date" shall mean each date on which the interest rate on a Fixed Rate Reset Note or the Spread and/or Spread Multiplier of a Floating Rate Reset Note may be reset at the option of the Company.

ORIGINAL ISSUE DATE:

         The term "Original Issue Date" shall mean for a particular Subordinated Note, or portions thereof, the date upon which it, or such portion, was issued by the Company pursuant to this Indenture or any indenture supplemental thereto and authenticated by the Trustee (other than in connection with a transfer, exchange or substitution).

ORIGINAL ISSUE DISCOUNT NOTE:

         The term "Original Issue Discount Note" shall mean (i) a Subordinated Note that has a "stated redemption price at maturity" that exceeds its "issue price", each as defined for United States federal income tax purposes, by at least 0.25% of its stated redemption price at maturity multiplied by the number of complete years from the Original Issue Date to the Stated Maturity for such Subordinated Note (or in the case of a Subordinated Note that provides for payment of any amount other than the "qualified stated interest", as defined for United States federal income tax purposes, prior to maturity, the weighted average maturity of the Subordinated Note) and (ii) any other Subordinated Note designated by the Company in the applicable Company Order as issued with original issue discount for United States federal income tax purposes.

PERSON:

         The term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PRIME RATE:

         The term "Prime Rate" for a particular Floating Rate Note, unless otherwise indicated in the applicable Company Order, shall mean, with respect to any Prime Rate Interest Determination Date, the rate on such date as published in H.15(519) under the caption "Bank Prime Loan" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies (which may include affiliates of the Agents) to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

PRIME RATE NOTES:

         The term "Prime Rate Notes" shall mean Floating Rate Notes which are specified in the applicable Company Order as bearing interest at an interest rate calculated with reference to the Prime Rate.

PRINCIPAL AMOUNT:

         The term "principal amount" with respect to any Subordinated Note shall mean the principal amount thereof set forth in the applicable Company Order; PROVIDED that in the case of any Original Issue Discount Note, its principal amount as of (i) any date that the principal amount of such Subordinated Note is to be repaid prior to its Stated Maturity, whether upon declaration of acceleration, call for redemption, repayment at the option of the Noteholder or otherwise, or (ii) any date that any consent, notice, request, direction, waiver or suit by the Noteholders shall be deemed to be given, made or commenced under this Indenture, such term shall mean the Amortized Face Amount of such Subordinated Note as of such date.

PRINCIPAL FINANCIAL CENTER:

         The term "Principal Financial Center" shall mean the capital city of the country to which the Designated LIBOR Currency relates (or, in the case of ECU, Luxembourg), except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, London, Johannesburg and Zurich, respectively

RECORD DATE:

         The term "Record Date" shall mean for the Interest Payment Date for the payment of interest for an Interest Reset Period for a particular Subordinated Note, unless otherwise specified in the applicable Company Order, (a) the day which is fifteen calendar days immediately prior to such Interest Payment Date, whether or not such day is a Business Day, (b) the Maturity Date of such Subordinated Note, unless such Maturity Date for a Fixed Rate Note is a January 1 or a July 1, in which event the Record Date will be as provided in clause (a), and (c) a date which is not less than five Business Days immediately preceding the Interest Payment Date of defaulted interest on such Subordinated Note established by notice given by first-class mail by or on behalf of the Company to the Holder of such Subordinated Note not less than fifteen calendar days prior to such Interest Payment Date.

REDEMPTION DATE:

         The term "Redemption Date" for a Subordinated Note shall mean the date fixed for the redemption of such Subordinated Note in accordance with the provisions of this Indenture.

RESET NOTE:

         The term "Reset Note" shall mean a Fixed Rate Note, with respect to which the Company has the option to reset the interest rate, and a Floating Rate Note, with respect to which the Company has the option to reset the Spread and/or Spread Multiplier.

REUTERS SCREEN USPRIME1 PAGE:

         The term "Reuters Screen USPRIME1" shall mean the display designated as page "USPRIME1" on the Reuters Monitor Money Rate Service (or such other page which may replace the USPRIME1 page on such service) for the purpose of displaying the prime rate or base lending rate of major United States banks.
SPREAD:

         The term "Spread" applicable to a particular Floating Rate Note shall mean the number of Basis Points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note as specified in the applicable Company Order, used in the calculation of the Interest Rate for such Floating Rate Note.

SPREAD MULTIPLIER:

         The term "Spread Multiplier" applicable to a particular Floating Rate Note shall mean the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note as specified in the applicable Company Order, used in the calculation of the Interest Rate for such Floating Rate Note.

STATED MATURITY:

         The term "Stated Maturity," when used with respect to any Subordinated Note, shall mean the date specified in such Subordinated Note as the date on which the principal of such Subordinated Note is due and payable.

TREASURY:

         The term "Treasury" shall mean the United States Department of Treasury.

TREASURY BILLS:

         The term "Treasury Bills" shall mean direct obligations of the United States.

TREASURY RATE:

         The term "Treasury Rate" for a particular Floating Rate Note, unless otherwise indicated in the applicable Company Order, shall mean, with respect to any Treasury Rate Interest Determination Date, the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of Treasury Bills having the Index Maturity specified in the applicable Company Order under the caption "AVGE INVEST YIELD" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 ("Telerate Page 56") or page 57 ("Telerate Page 57") or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Company Order are not so published by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate shall be the rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable Company Order as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not yet published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in
H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Company Order; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date shall be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

TREASURY RATE NOTES:

         The term "Treasury Rate Notes" shall mean Floating Rate Notes which are specified in the applicable Company Order as bearing interest at an interest rate calculated with reference to the Treasury Rate.

TRUSTEE:

         The term "Trustee" shall mean Chase Bank of Texas, National Association and shall also include any successor Trustee.

YIELD TO MATURITY:

         The term "Yield to Maturity" shall mean for a particular Subordinated Note the yield to maturity of such Subordinated Note, computed in accordance with generally accepted United States bond yield computation principles and expressed as a percentage, specified in the applicable Company Order.

ZERO COUPON NOTE:

         The term "Zero Coupon Note" means a Subordinated Note issued at a price representing a discount from the principal amount payable at maturity and bearing a zero fixed rate of interest.

                                   ARTICLE TWO

                  Terms and Issuance of the Subordinated Notes

         Section 2.01. Issuance and Designation. A Series of Subordinated Debt Securities which shall be designated as the Company's "Subordinated Medium-Term Notes, Series A" shall be executed, authenticated and delivered from time to time in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Indenture and this Indenture Supplement (including the form of Subordinated Notes set forth in Exhibits A and B). The aggregate principal amount of the Subordinated Notes which may be authenticated and delivered under the Indenture Supplement shall not, except as permitted by the provisions of the Indenture, exceed $250,000,000.

         Section 2.02. Form and Other Terms of Subordinated Notes; Incorporation of Terms. (a) Subject to subsection (b) below, the Subordinated Notes shall be in the form attached hereto as Exhibits A and B, respectively. The Subordinated Notes shall be registered in such names, shall be in such amounts and shall have such Original Issue Dates, Interest Rates, Maturity Dates, Redemption Dates, if any, Initial Redemption Percentages, if any, and Annual Redemption Percentage Reductions, if any, and such other terms as are communicated by the Company to the Trustee in accordance with the Administrative Procedures described in the Distribution Agreement, dated August 17, 1999, between the Company and the agents named therein. The terms of such Subordinated Notes are herein incorporated by reference and are part of this Indenture Supplement.

         (b) Any Subordinated Note may be issued without the consent of the Holders of any Subordinated Notes in any such other form or forms and have such other term or terms that may be established consistent with the Indenture and this Indenture Supplement, including, but not limited to, Subordinated Notes denominated in a foreign currency ("Foreign Currency Subordinated Notes"), and Subordinated Notes that initially bear interest at a fixed rate or floating rate through a certain date and then bear interest as established by a remarketing agent for either a period of 365 days or less or a period of more than 365 days ("Remarketed Subordinated Notes").

         Section 2.03. Depository for Global Securities. The Depositary for any Global Securities of the series of which a Subordinated Note is a part shall be the Depository Trust Company in The City of New York.

         Section 2.04. Place of Payment. The Place of Payment in respect of the Subordinated Notes will be at the principal office or agency of the Company in Dallas, Texas or at the office or place of business of the Trustee or its successor in trust under the Indenture, which, at the date hereof, is located at Chase Global Trust, 450 W. 33rd, 15th Floor, New York, New York 10001.

                                  ARTICLE THREE

                                   Defeasance

         Section 3.01. Option to Effect Legal Defeasance. The Company may, at any time, with respect to the Subordinated Notes, elect to have either Section
13.01 of the Indenture or Section 3.02 of this Indenture Supplement be applied to all outstanding Subordinated Notes upon compliance with the conditions set forth in Article Thirteen of the Indenture and below in this Article Three.

         Section 3.02. Legal Defeasance. Upon the Company's exercise under
Section 3.01 of this Indenture Supplement of the option applicable to Section
13.01 of the Indenture, the Company may terminate its obligations under the Subordinated Notes, the Indenture and this Indenture Supplement by complying with the terms and conditions of Section 13.01 of the Indenture; provided, however, that the Opinion of Counsel delivered to the Trustee will also state that either (A) the Company has received from, or there has been published by, the Internal Revenue Service, a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.


                                  ARTICLE FOUR

                                  Miscellaneous

         Section 4.01. Ratification of Indenture. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

         Section 4.02. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture Supplement by any of the provisions of the Trust Indenture Act, such required provisions shall control.

         Section 4.03. Effect of Headings. The article and section headings herein are included for convenience only and shall not affect the construction hereof.

         Section 4.04. Counterparts. This Indenture Supplement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         Section 4.05. Severability. In case any provision of this Indenture Supplement or in the Subordinated Notes shall be found invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 4.06. Benefits of Indenture Supplement. Nothing in this Indenture Supplement or in the Subordinated Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture Supplement.

         Section 4.07. Acceptance of Trusts. Chase Bank of Texas, National Association hereby accepts the trusts in this Indenture Supplement declared and provided, upon the terms and conditions herein and in the Indenture set forth.

         Section 4.08. Governing Law. This Indenture Supplement and each Subordinated Note issued hereunder shall be deemed to be a contract made under the laws of the State of Texas, and for all purposes shall be construed in accordance with the laws of said State.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Indenture Supplement to be duly executed by their respective officers thereunto duly authorized and their respective seals duly attested to be hereunto affixed all as of the day and year first above written.

                                     CENTEX CORPORATION

[SEAL]


Attest:                              By:
                                        ---------------------------------------
                                              Vicki A. Roberts
                                              Vice President and Treasurer

-------------------------------
     Drew F. Nachowiak
     Assistant Secretary


                                     CHASE BANK OF TEXAS, NATIONAL
                                     ASSOCIATION, as Trustee

[SEAL]


Attest:                              By:
                                        ---------------------------------------
                                              Name:
                                              Title:


-------------------------------
Name:
Title:

STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared Vicki A. Roberts and Drew F. Nachowiak, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said CENTEX CORPORATION, a Nevada corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 17th day of August, 1999.



                                    -------------------------------------------
                                    Notary Public in and for the State of Texas

My commission expires:
                                    -------------------------------------------
                                    Printed Name of Notary Public

---------------------------


STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared ________________ and ________________, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, and that they executed the same as the act of said national banking association for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 17th day of August, 1999.



                                    -------------------------------------------
                                    Notary Public in and for the State of Texas

My commission expires:
                                    -------------------------------------------
                                    Printed Name of Notary Public

---------------------------